EXHIBIT 15.2

[Letterhead of Global Law Office]

April 21, 2016

To:	CNinsure Inc.

27/F, Pearl River Tower No. 15 West Zhujiang Road Guangzhou, Guangdong 510623 People’s Republic of China

Dear Sirs,

We hereby consent to the reference to our firm under the headings “Risk Factors”, “Regulation” and “Organizational Structure” in CNinsure Inc.’s Annual Report on Form 20-F for the year ended December 31, 2015, which will be filed with the Securities and Exchange Commission in April 2016.

Yours faithfully,

/s/ Global Law Office

Global Law Office